Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 24, 2023 and August 30, 2023, with respect to the financial statements of Pershing Square SPARC Holdings, Ltd., included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

September 13, 2023